Exhibit 10.64.3

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (“Amendment”) is entered into by and between James L. Turner (the “Executive”) and Cinergy dated July 19, 2004.

WHEREAS, Executive and Cinergy entered into an Employment Agreement dated September 24, 2002 (“Employment Agreement”);

WHEREAS, for purposes of succession planning and in order to provide Executive with broader experience and career developmental opportunities, the parties believe that a reassignment of responsibilities is appropriate and mutually beneficial;

NOW THEREFORE,

1. Recital A and Section 2(a) of the Employment Agreement is hereby amended by substituting the phrase “Executive Vice President and Chief Financial Officer of the Company” for “Executive Vice President of the Company and Chief Executive Officer of the Regulated Businesses Unit of Cinergy” such that the position held by Executive shall be Executive Vice President and Chief Financial Officer of the Company.

2. This Amendment shall revise the specific duties of the Executive only, and shall not otherwise affect the validity or enforceability of the Employment Agreement.

3. This Amendment is effective on the date hereof and will continue in effect as provided in the Employment Agreement.

4. Capitalized words or terms used in this Amendment that are not herein defined shall have the meaning given to such term in the Employment Agreement.

IN WITNESS WHEREOF, the Executive and Cinergy have caused this Amendment to be executed as of the Effective Date.

CINERGY SERVICES, INC.

By:	\s\ James E. Rogers
James E. Rogers
Chairman and Chief Executive Officer

EXECUTIVE

\s\ James L. Turner
James L. Turner